Exhibit 10.62

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
DATED MARCH 28, 2005 BETWEEN
AFC ENTERPRISES, INC. (THE “COMPANY”)
AND
FREDERICK B. BEILSTEIN (“EMPLOYEE”)

     WHEREAS, Employee and the Company are parties to an Amended and Restated Employment Agreement dated as of December 29, 2003, (the “Employment Agreement”) governing the terms and conditions of Employee’s employment with the Company; and

     WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1.       Section 8.03 of the Employment Agreement is hereby deleted in its entirety and the following new Section 8.03 is inserted in lieu thereof:

8.03    Termination by the Company for other than Death or Disability or for Cause. The Company may terminate Employee’s employment hereunder without cause at any time, upon written notice. If upon expiration of the term of this Agreement or if Employee’s employment is terminated by the Company prior to the expiration of the term of this Agreement without cause or other than (a) by reason of Employee’s death or Disability or (b) for Cause, the Company shall pay or provide to Employee, in lieu of all other amounts payable hereunder or benefits to be provided hereunder, the following:

(i) a payment equal to the sum of two (2) times Employee’s Base Salary at the time of termination;

(ii) a payment equal to two (2) times Employee’s Target Incentive Pay for the year in which such termination occurs (or, if no Target Incentive Pay has been designated for such year, then the Target Incentive Pay for the last year in which it was designated prior to such termination);

(iii) if the Employee’s employment is terminated pursuant to this Section 8.03 prior to August 31, 2005, a payment equal to (a) a prorated portion of the sum of the amounts described in clauses (i) and (ii) above based on the proportion that the number of days from January 1 in the year of such termination through and including August 31, 2005 bears to the total number of days in the year of termination less any amount of Employee’s Base Salary and Target Incentive Pay for the 2005 fiscal year that that has been previously paid to Employee (it being understood that the amount described in this clause (iii) shall be in addition to and not in lieu of, the payments described in clauses (i) and (ii) above and it also being understood that the payment described in this clause (iii) shall be in full satisfaction and in lieu of any entitlement by the Employee under the Company’s Target Incentive Plan), plus (b) an amount equal to the payment described in Section 9.02 of this Agreement; or

(iv) if the Employee’s employment is terminated pursuant to this Section 8.03 on or after August 31, 2005, a payment equal to a prorated portion of the sum of the amounts described in clauses (i) and (ii) above based on the proportion that the number of days from January 1 in the year of such termination through and including the date of termination bears to the total number of days in the year of termination less any amount of Employee’s Base Salary and Target Incentive Pay for the year in which the termination occurs that that has been previously paid to Employee (it being understood that the amount described in this clause (iv) shall be in addition to and not in lieu of, the payments described in clauses (i) and (ii) above and it also being understood that the payment described in this clause (iii) shall be in full satisfaction and in lieu of any entitlement by the Employee under the Company’s Target Incentive Plan); and

(v) the acceleration of any unvested rights of Employee under any stock options or other equity incentive programs such that they shall immediately vest under the terms of such plans.

As a condition precedent to the requirement of Company to make such payments or grant such accelerated vesting, Employee shall not be in breach of his obligations under Section 10 hereof and Employee shall execute and deliver to Company a general release in favor of the Company in substantially the same form as the general release then contained in the latest Severance Agreement being used by the Company.

Any Payments required to be made under this Section 8.03 shall be made to Employee within thirty (30) days after the date of Employee’s termination of employment.

     3.       Section 9.02 of the Employment Agreement is deleted in its entirety and the following new Section 9.02 is inserted in lieu thereof.

9.02    Stay Bonus

If Employee is employed by the Company on August 31, 2005, then the Company shall pay to Employee in a lump sum payment on August 31, 2005 a stay bonus equal to the sum of the amounts described in (a) and (b) below (it being understood that this bonus will be payable to Employee if his employment is terminated by the Company on August 31, 2005):

(a) sixty-six and two-thirds percent (66 2/3%) of Employee’s Base Salary as in effect on August 31, 2005; and

(b) a payment equal to sixty-six and two-thirds percent (66 2/3%) of Employee’s Target Incentive Pay for the fiscal year 2005.

     4.       The Employment Agreement, as amended hereby, is hereby reaffirmed and restated herein by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand this 28th day of March, 2005, effective as of January 1, 2005.

COMPANY: AFC Enterprises, Inc.
By: /s/ Frank J. Belatti
Name: Frank J. Belatti
Title: Chairman & Chief Executive Officer

EMPLOYEE:
By:	/s/ Frederick B. Beilstein
	Name:	Frederick B. Beilstein
	Title:	Chief Financial Officer